UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (IRS Employer Identification No.)

100 E. Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2026, National HealthCare Corporation (“NHC”) entered into a Credit Agreement (the “Credit Agreement”) among NHC, as borrower, certain subsidiaries of NHC, as the guarantors, the lenders from time to time party thereto, and Bank of America, N.A. (“Bank of America”), as administrative agent, swingline lender and issuer of letters of credit. BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as joint lead arrangers and BofA Securities, Inc. is sole bookrunner under the Credit Agreement.

The Credit Agreement provides for (i) a $475.0 million senior unsecured term loan facility (the “Term Loan Facility”) and (ii) a $50.0 million senior unsecured revolving credit facility (the “Revolving Facility,” and together with the Term Loan Facility, the “Credit Facilities”). The Revolving Facility includes a $5.0 million sublimit for the issuance of letters of credit and a $15.0 million sublimit for swingline loans. The term loans and revolving loans will mature on the fifth anniversary of the date of initial funding to NHC under the Credit Agreement (the “Funding Date”).

The initial funding under the Credit Agreement is conditioned upon, among other things, and is contemplated to occur on the same date as the consummation of the acquisition of certain assets and real property from National Health Investors, Inc. (“NHI”) and certain of its affiliates pursuant to that Purchase and Sale Agreement dated as of April 21, 2026 (the “Purchase and Sale Agreement”) by and among NHC/OP, L.P., a wholly-owned subsidiary of NHC, NHI, and certain of their respective affiliates named therein, previously reported in NHC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2026. The purchase and sale of such assets and real property under the Purchase and Sale Agreement is referred to herein as the “Transaction.”

The Credit Agreement contemplates that NHC will draw down all $475.0 million under the Term Loan Facility on the Funding Date to finance in part the purchase price of the Transaction. NHC may also draw down all or part of the Revolving Facility on the Funding Date to finance a portion of the purchase price of the Transaction. The Revolving Facility may be used for working capital and general corporate purposes. NHC may voluntarily prepay amounts outstanding under the Credit Facilities at any time, in whole or in part, without premium or penalty (subject to customary breakage costs for Term SOFR loans), subject to customary notice and minimum amount requirements. NHC may borrow, repay, and reborrow amounts under the Revolving Facility, subject to certain conditions as set forth in the Credit Agreement. The Term Loan Facility is a single-draw facility; amounts borrowed that NHC repays or prepays may not be reborrowed.

The Transaction is expected to close in the third quarter of 2026, currently anticipated on or around July 1, 2026, subject to the closing conditions under the Purchase and Sale Agreement, including, but not limited to, the expiration or termination of the applicable waiting period and any extensions thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. There can be no assurances that the closing conditions under the Purchase and Sale Agreement or the conditions to initial funding under the Credit Agreement will be satisfied, or that the Transaction will be consummated or the Funding Date will occur, on such timeline or at all. If the Purchase and Sale Agreement is terminated prior to consummation of the Transaction, the Transaction is consummated without any borrowing under the Credit Agreement, or the Funding Date has not occurred by August 31, 2026, the lenders’ commitments under the Credit Agreement will automatically terminate.

In addition, the Credit Agreement contemplates the termination of NHC’s existing credit facility under that Credit Agreement dated as of August 1, 2024 (the “Existing Credit Agreement”) among NHC, as borrower, certain of NHC’s subsidiaries, as guarantors, and Bank of America, and requires NHC to repay in full all amounts outstanding under the Existing Credit Agreement substantially simultaneously with the initial funding under the Credit Agreement. As of March 31, 2026, there were no amounts outstanding under the Existing Credit Agreement, and NHC does not currently expect any amounts to be outstanding under the Existing Credit Agreement as of the Funding Date. Additional information about the Existing Credit Agreement is set forth in NHC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026, and Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “Annual Report”).

Term loans under the Term Loan Facility will amortize in quarterly installments of approximately $5.9 million, commencing with the first calendar quarter ending after the Funding Date, with the remaining balance due at maturity. Revolving loans under the Revolving Facility will require interest only payments. Borrowings under the Credit Agreement will bear interest, at NHC’s option, at a rate based on either Term SOFR (as defined in the Credit Agreement) or a base rate, in each case plus an applicable margin. The applicable margin will vary based on NHC’s consolidated leverage ratio and, based on the applicable pricing grid, will range from 1.25% to 1.75% per annum for Term SOFR borrowings and 0.25% to 0.75% per annum for base rate borrowings. The base rate is a variable daily interest rate set at the highest among: (1) the Federal Funds Rate plus 0.50%, (2) Bank of America’s publicly announced prime rate, or (3) Term SOFR plus 1.00%. In all cases, the base rate has a floor of 1.00%. The applicable rate as of the Funding Date and until the first business day following delivery of the compliance certificate for the fiscal quarter ending December 31, 2026 will be Term SOFR + 1.50% or base rate + 0.50%. NHC is also required to pay a commitment fee on the daily unused portion of the Revolving Facility, which ranges from 0.20% to 0.30% per annum based on the consolidated leverage ratio, payable quarterly in arrears. Customary letter of credit fees and fronting fees are payable to the administrative agent and the letter of credit issuer, respectively.

The Credit Agreement contains certain customary affirmative and negative covenants, including covenants relating to the delivery of financial statements and compliance certificates, maintenance of existence and properties, compliance with laws, limitations on liens, investments, indebtedness, mergers and other fundamental changes, asset dispositions, restricted payments, and affiliate transactions, in each case subject to customary exceptions and baskets. The Credit Agreement also requires NHC to maintain compliance with a maximum consolidated leverage ratio and a minimum consolidated fixed charge coverage ratio, in each case tested quarterly.

The Credit Agreement contains certain customary events of default, including payment defaults, defaults in the performance of covenants, misrepresentation, cross-defaults to other material indebtedness, bankruptcy and insolvency events, unsatisfied material judgments, certain ERISA events, invalidity of material provisions of the loan documents, and a change of control of NHC, subject in certain cases to specified thresholds, grace periods, and cure rights. Upon the occurrence and continuation of an event of default, the administrative agent may, at the direction of or with the consent of the required lenders, terminate the commitments, accelerate all outstanding obligations, require cash collateralization of outstanding letter of credit obligations, and exercise all other rights and remedies available under the Credit Agreement and applicable law, and certain of these remedies become automatic upon bankruptcy-related events.

Bank of America and certain of the lenders and/or their respective affiliates have in the past provided, and may from time to time in the future provide, commercial banking, investment banking and/or other advisory services in the ordinary course of business for NHC and its affiliates for which they have received, and/or may receive in the future, customary compensation for such services.

The foregoing summary description of the terms of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein. The representations, warranties and covenants set forth in the Credit Agreement have been made only for the purposes of the Credit Agreement and are solely for the benefit of the parties to the Credit Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Credit Agreement is filed only to provide investors with information regarding the terms of the Credit Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses and should be read in conjunction with the disclosures in NHC’s periodic reports and other filings with the SEC.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 1.02 to the extent such information is responsive to the disclosure requirements of Item 1.02 of Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03 to the extent such information is responsive to the disclosure requirements of Item 2.03 of Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*
Credit Agreement, dated as of May 26, 2026, among National HealthCare Corporation, as the borrower, certain subsidiaries of the borrower identified therein, as the guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, swingline lender and issuer of letters of credit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. NHC agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact are “forward-looking statements” as that term is defined by the Private Securities Litigation Reform Act of 1995. All statements regarding NHC’s intentions, plans, and expectations concerning the Purchase and Sale Agreement, the Transaction, including its timing and consummation, the Credit Agreement, the Funding Date, the amounts NHC expects to draw down under the Credit Facilities and the timing thereof, the use of proceeds under the Credit Agreement, the termination of the Existing Credit Agreement and the amount of obligations outstanding thereunder as of the Funding Date, and any other statements that are not statements of historical fact, including, without limitation, those statements containing words such as “expect,” “plan,” “intend,” “believe,” “anticipate,” “continue,” “may,” “will,” or the negative version of these words and similar expressions, are forward-looking statements. NHC cautions investors that forward-looking statements are based on current expectations and assumptions that are subject to significant risks and uncertainties and are not guarantees of future performance. Actual results, performance, or achievements could differ materially from those expressed or implied by any forward-looking statement as a result of various risks and uncertainties, including, without limitation: the right to terminate the Purchase and Sale Agreement for any or no reason during the Review Period (as defined in the Purchase and Sale Agreement); the future actions of the seller parties to the Purchase and Sale Agreement, which NHC and its affiliates do not control; conditions to the closing of the Transaction may not be satisfied; the Transaction may involve unexpected costs, liabilities, or delays; the ability to complete the Transaction within the expected timeframe, or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase and Sale Agreement; conditions precedent to the initial funding under the Credit Agreement may not be satisfied; the occurrence of an event of default or the acceleration of all outstanding obligations under the Credit Agreement; liabilities and other claims asserted against NHC and its affiliates and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions, including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including compliance by NHC and its affiliates with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, the ability of third parties for whom NHC and/or its affiliates have guaranteed debt to refinance certain short-term debt obligations; and other risks and uncertainties described in NHC’s reports and other filings with the SEC, including its Annual Report. NHC cautions investors not to place undue reliance on forward-looking statements, which are qualified in their entirety by this cautionary statement. NHC expressly disclaims any obligation to update its forward-looking statements, which speak only as of the date of this report, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      May 27, 2026

NATIONAL HEALTHCARE CORPORATION

By:	/s/Stephen F. Flatt
Name:	Stephen F. Flatt
Title:	President and Chief Executive Officer